Exhibit 1.A(9)(g)(2)
Amendment to Fund Participation Agreement
WHEREAS, Farm Bureau Life Insurance Company (“Company”), JPMorgan Insurance Trust (the “Trust”), JPMorgan Investment Advisors Inc. (the “Adviser”), and JPMorgan Funds Management, Inc. (the “Administrator”) are parties to the Fund Participation Agreement (the “Agreement”) that was made on the 1st day of May 2008 and;
     WHEREAS, the Company, the Trust, the Adviser and the Administrator desire to amend the Agreement.
     NOW THEREFORE, the parties agree to amend the Agreement as follows:
1. Schedules A and B of this Agreement are hereby deleted in its entirety and replaced with Schedules A and B attached hereto.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date as of April 24, 2009.

FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ Richard J. Kypta

Name:	Richard J. Kypta
Title:	Executive Vice President
Date:	01/31/2010

JPMORGAN INSURANCE TRUST

By:	/s/ Jeffrey D. House

Name:	Jeffrey D. House
Title:	Assistant Treasurer
Date:	02/9/2010

JPMORGAN INVESTMENT ADVISORS INC.

By:	/s/ John C. Noel

Name:	John C. Noel
Title:	Treasurer & CFO
Date:	02/4/2010

JPMORGAN FUNDS MANAGEMENT, INC.

By:	/s/ Robert L. Young

Name:	Robert L. Young
Title:	Vice President
Date:	02/9/2010

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS
which Accounts and Contracts may be changed from time to time upon written notification to the Trust by the Company within a reasonable time from such change;

Form Number
Name of Separate Account	Funded by Separate Account
Farm Bureau Life Annuity Account, 01/26/93	434-062(05-08)
Farm Bureau Life Variable Account, 03/03/87	434-214(05-08)

SCHEDULE B
Portfolios of the Trust
JPMorgan Insurance Trust Balanced Portfolio Class 1
JPMorgan Insurance Trust Core Bond Portfolio Class 1
JPMorgan Insurance Trust U.S. Equity Portfolio Class 1
JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 1
JPMorgan Insurance Trust Mid Cap Value Portfolio Class 1
JPMorgan Insurance Trust Equity Index Portfolio Class 1
JPMorgan Insurance Trust International Equity Portfolio Class 1
JPMorgan Insurance Trust Intrepid Growth Portfolio Class 1
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1
JPMorgan Insurance Trust Small Cap Core Portfolio Class 1
JPMorgan Insurance Trust Core Bond Portfolio Class 2
JPMorgan Insurance Trust Intrepid Growth Portfolio Class 2
JPMorgan Insurance Trust U.S. Equity Portfolio Class 2
JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 2
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 2
JPMorgan Insurance Trust International Equity Portfolio Class 2
JPMorgan Insurance Trust Small Cap Core Portfolio Class 2

4